Exhibit 1

DEVELOPERS DIVERSIFIED REALTY CORPORATION
(an Ohio corporation)

Preferred Shares, Depositary Shares,
Common Shares and Warrants to Purchase Common Shares

UNDERWRITING AGREEMENT BASIC PROVISIONS

December 15, 2004

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

     1. Introductory. Developers Diversified Realty Corporation, an Ohio corporation (the “Company”), proposes to issue and sell common shares, without par value (the “Common Shares”) or warrants to purchase a number of Common Shares (the “Warrants”), or both, or preferred shares, without par value (the “Preferred Shares”), from time to time, in one or more offerings on terms to be determined at the time of sale. The Preferred Shares may be offered in the form of depositary shares (the “Depositary Shares”) represented by depositary receipts (the “Depositary Receipts”). The Warrants will be issued pursuant to a Warrant Agreement (the “Warrant Agreement”) between the Company and a warrant agent (the “Warrant Agent”). Except as provided under Ohio law and in the Company’s Amended and Restated Articles of Incorporation, and all amendments thereto (the “Articles of Incorporation”), each series of Preferred Shares may vary as to the specific number of shares, title, stated value, liquidation preference, issuance price, ranking, dividend rate or rates (or method of calculation), dividend payment dates, any redemption or sinking fund requirements, any conversion provisions and any other variable terms as set forth in the Articles of Incorporation relating to such Preferred Shares. As used herein, “Securities” shall mean the Common Shares and the Warrants, the Preferred Shares, the Depositary Shares and the Depositary Receipts; and “Warrant Securities” shall mean the Common Shares issuable upon exercise of Warrants. As used herein, “you” and “your,” unless the context otherwise requires, shall mean the parties to whom this Agreement is addressed together with the other parties, if any, identified in the applicable Terms Agreement (as hereinafter defined) as additional co-managers with respect to Underwritten Securities (as hereinafter defined) purchased pursuant thereto.

     Whenever the Company determines to make an offering of Securities through you or through an underwriting syndicate managed by you, the Company will enter into an agreement (the “Terms Agreement”) providing for the sale of such Securities (the “Underwritten Securities”) to, and the purchase and offering thereof by you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (the “Underwriters,” which term shall include you whether acting alone in the sale of the Underwritten Securities or as a member of an underwriting syndicate and any Underwriter substituted pursuant to Section 11 hereof). The Terms Agreement relating to the offering of Underwritten Securities shall specify the number of Underwritten Securities of each class or series to be initially issued, including the number of Warrants, if any (the “Initial Underwritten Securities”), whether the Initial Underwritten Securities shall be in the form of Depositary Shares and the fractional amount of Preferred Shares represented by each Depositary Share, the names of the Underwriters participating in such offering (subject to substitution as provided in Section 11 hereof), the number of Initial Underwritten Securities which each such Underwriter severally agrees to purchase, the names of such of you or such other Underwriters acting as co-managers, if any, in connection with such offering, the price at which the Initial Underwritten Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the time, date and place of delivery and payment, any delayed delivery arrangements and any other variable terms of the Initial Underwritten Securities (including, but not limited to, current ratings, designations, liquidation preferences, conversion or exchange provisions and the terms of the Warrant Securities and the terms, prices and dates upon which such Warrant Securities may be purchased). In addition, each Terms Agreement shall specify whether the Company has agreed to grant to the Underwriters an option to purchase additional Underwritten Securities to cover over-allotments, if any, and the number of Underwritten Securities subject to such option (the “Option Securities”). As used herein, the term “Underwritten Securities” shall include the Initial Underwritten Securities and all or any portion of the Option Securities agreed to be purchased by the Underwriters as provided herein, if any. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Company. Each offering of Underwritten Securities through you or through an underwriting syndicate managed by you will be governed by this Agreement, as supplemented by the applicable Terms Agreement.

     2. Representations and Warranties. (a) The Company represents and warrants to you, as of the date hereof, and to you and each other Underwriter named in the applicable Terms Agreement, as of the date thereof (such latter date being referred to herein as a “Representation Date”), that:

     (i) The registration statements on Form S-3 (Nos. 333-108361 and 333-117550) for the registration of the Securities (including the Underwritten Securities) and Warrant Securities and certain of the Company’s debt securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the 1933 Act (the “1933 Act Regulations”), have heretofore been delivered to you, have been prepared by the Company in conformity with the requirements of the 1933 Act and the 1933 Act Regulations and have been filed with the Commission under the 1933 Act. Such registration statements (as amended, if applicable) have been declared effective by the Commission. Such registration statements (as amended, if applicable), to the extent the applicable Terms Agreement relates to Underwritten Securities registered thereunder in accordance with Rule 429 of the 1933 Act, on the one hand, and the prospectus constituting a part thereof in each case as supplemented by a prospectus supplement relating to the offering of Underwritten Securities provided to the Underwriters for use (whether or not such prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations) (the “Prospectus Supplement”), on the other hand, including in each case all documents incorporated therein by reference, and the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) or Rule 434 of the 1933 Act Regulations as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”) or otherwise, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively; provided, however, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of the Underwritten Securities to which it relates. If the Company elects to rely on Rule 434 under the 1933 Act Regulations, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the abbreviated term sheet, taken together, provided to the Underwriters by the Company in reliance on Rule 434 under the 1933 Act (the “Rule 434 Prospectus”). If the Company files a registration statement to register a portion of the Securities and the Warrant Securities and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the “Rule 462 Registration Statement”) then any reference to “Registration Statement” herein shall be deemed to be the registration statements referred to above (Nos. 333-108361 and 333-117550) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the 1933 Act. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

     (ii) At the time the Registration Statement became effective, and at each time thereafter at which an Annual Report on Form 10-K was filed by the Company with the Commission, the Registration Statement and the Prospectus conformed, and as of the applicable Representation Date will conform, in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations. At the time the Registration Statement became effective and at each time thereafter at which an Annual Report on Form 10-K was filed by the Company with the Commission, the Registration Statement did not, and as of the applicable Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof does not, and as of the applicable Representation Date and at Closing Time (as hereinafter defined) will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, directly or through you, specifically for use in preparation thereof.

     (iii) The documents incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date or Closing Time or during the period specified in Section 4(f), did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has not occurred any material adverse change or any development that is reasonably likely to involve a material adverse change in the condition, financial or otherwise, or in the earnings, business or business prospects of the Company and its subsidiaries considered as one enterprise from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (B) there have been no transactions entered into by the Company or its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise other than those in the ordinary course of business and (C) except for regular quarterly distributions on the Company’s common shares, and regular distributions declared, paid or made in accordance with the terms of any class or series of the Company’s preferred shares, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital shares.

     (v) The consolidated financial statements and supporting schedules of the Company and JDN Realty Corporation (“JDN”) included in, or incorporated by reference into, the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis; and the supporting schedules included in, or incorporated by reference into, the Registration Statement and the Prospectus present fairly in all material respects the information required to be stated therein. The selected financial data and the summary financial information included in, or incorporated by reference into, the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in, or incorporated by reference into, the Registration Statement and the Prospectus. The statements of certain revenues and expenses of the properties acquired or proposed to be acquired included in, or incorporated by reference into, the Registration Statement and the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with the applicable financial statement requirements of Rule 3-14 of the 1934 Act with respect to real estate operations acquired or to be acquired. The pro forma financial statements and other pro forma financial information (including the notes thereto) included in, or incorporated by reference into, the Registration Statement and the Prospectus present fairly in all material respects the information set forth therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein and the assumptions used in the preparation of such pro forma financial statements and other pro forma financial information (including the notes thereto) are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

     (vi) Each of Ernst & Young llp and PricewaterhouseCoopers llp, who have expressed their opinion on the audited financial statements and related schedules included in, or incorporated by reference into, the Registration Statement, are independent public accountants within the meaning of the 1933 Act and the applicable 1933 Act Regulations.

     (vii) The Company has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Ohio, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; the Company is in possession of and operating in compliance with all material franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect; and the Company is duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except where failure to qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

     (viii) Each Significant Subsidiary, as defined herein, has been duly incorporated or formed and is validly existing as a corporation, partnership or limited liability company in good standing or in full force and effect under the laws of the jurisdiction of its incorporation or formation, has corporate, partnership or limited liability company power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation, partnership or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

     (ix) If applicable, the capitalization of the Company is as set forth in the Prospectus under “Capitalization;” the issued and outstanding capital shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to preemptive or other similar rights; and all of the issued and outstanding capital stock of the Company’s subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and is owned directly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

     (x) The Underwritten Securities being sold pursuant to the applicable Terms Agreement and, if applicable, the deposit of the Preferred Shares in accordance with the provisions of a Deposit Agreement (each, a “Deposit Agreement”), among the Company, the financial institution named in the Deposit Agreement (the “Preferred Shares Depositary”) and the holders of the Depositary Receipts issued thereunder, have, as of each Representation Date, been duly authorized by the Company and such Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued and delivered pursuant to this Agreement against payment of the consideration therefor specified in the applicable Terms Agreement or any Delayed Delivery Contract (as hereinafter defined), will be validly issued, fully paid and non-assessable; the Preferred Shares, if applicable, conform to the provisions of the Articles of Incorporation; and the Underwritten Securities being sold pursuant to the applicable Terms Agreement conform in all material respects to all statements relating thereto contained in the Prospectus; and the issuance of the Underwritten Securities is not subject to preemptive or other similar rights.

     (xi) If applicable, the Warrants have been duly authorized and, when issued and delivered pursuant to this Agreement and countersigned by the Warrant Agent as provided in the Warrant Agreement, will have been duly executed, countersigned, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Warrant Agreement under which they are to be issued; the issuance of the Warrant Securities upon exercise of the Warrants will not be subject to preemptive or other similar rights; and the Warrants conform in all material respects to all statements relating thereto contained in the Prospectus.

     (xii) If applicable, the Common Shares issuable upon conversion of any of the Preferred Shares or the Depositary Shares or the Warrant Securities will have been duly and validly authorized and reserved for issuance upon such conversion or exercise by all necessary corporate action and such shares, when issued upon such conversion or exercise, will be duly and validly issued and will be fully paid and non-assessable, and the issuance of such shares upon such conversion or exercise will not be subject to preemptive or other similar rights; the Common Shares so issuable upon conversion of any of the Preferred Shares or the Depositary Shares or the Warrant Securities will conform in all material respects, as of the applicable Representation Date, to all statements relating thereto contained in the Prospectus.

     (xiii) The applicable Warrant Agreement, if any, and the applicable Deposit Agreement, if any, will have been duly authorized, executed and delivered by the

Company prior to the issuance of any applicable Underwritten Securities, and constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Warrant Agreement, if any, conforms in all material respects to all statements relating thereto contained in the Prospectus.

     (xiv) If applicable, upon execution and delivery thereof pursuant to the terms of the Deposit Agreement, the persons in whose names the Depositary Receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement, except as enforcement of such rights may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (xv) Each of (i) the Purchase and Sale Agreement, dated November 2, 2004, between MPR Del Norte LP, S.E., MPR Vega Baja LP, S.E., MPR Fajardo LP, S.E., MPR Del Oeste LP, S.E. and MPR Guyama LP, S.E. and the Company, (ii) the Purchase and Sale Agreement, dated November 2, 2004, between CRV Rio Hondo LP, LLLP, CRV Del Atlantico LP, LLLP, CRV Rexville LP, LLLP, CRV Senorial LP, LLLP and CRV Hamilton Land Acquisition LP, LLLP and the Company, and (iii) the Purchase and Sale Agreement, dated November 2, 2004, between CPR Del Sol LP, S.E., CPR Escorial LP, S.E., CPR Cayey LP, S.E., CPR Palma Real LP, S.E., CPR Isabella LP, S.E. and CPR San German LP, S.E. and the Company (collectively, the “Puerto Rico Portfolio Agreements”) has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law); compliance by the Company with its obligations under the Puerto Rico Portfolio Agreements will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or Code of Regulations (as defined below) or, to the best of its knowledge, any law, administrative regulation or administrative or court order or decree; no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by the Puerto Rico Portfolio Agreements, except such as has been obtained or are contemplated; and statements in the Prospectus relating to the Puerto Rico Portfolio Agreements are correct in all material respects.

     (xvi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or its subsidiaries, which is required to be disclosed in the Prospectus (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement, the applicable Terms Agreement, the applicable Warrant Agreement, if any, or the transactions contemplated herein and therein; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property is the subject which are not described in the Prospectus, including routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no material contracts or documents of the Company or its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

     (xvii) Neither the Company nor any of its subsidiaries is in violation of its respective Articles of Incorporation or other organizational document, or its Code of Regulations or bylaws, as the case may be (the “Code of Regulations”), or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, where such defaults in the aggregate would have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the execution and delivery of this Agreement, the applicable Terms Agreement, and the applicable Warrant Agreement, if any, or the applicable Deposit Agreement, if any, and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action, and compliance by the Company with its obligations hereunder and thereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or Code of Regulations or, to the best of its knowledge, any law, administrative regulation or administrative or court order or decree; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, the applicable Terms Agreement or the applicable Warrant Agreement, if any, or the applicable Deposit Agreement, if any, except such as has been obtained or as may be required under the 1933 Act, the 1934 Act, state securities or Blue Sky laws or real estate syndication laws in connection with the purchase and distribution of the Underwritten Securities by the Underwriters.

     (xviii) The Company has full right, power and authority to enter into this Agreement, the applicable Terms Agreement and the Delayed Delivery Contracts, if any, and this Agreement has been, and as of the applicable Representation Date, the applicable Terms Agreement and the Delayed Delivery Contracts, if any, will have been duly authorized, executed and delivered by the Company.

     (xix) Starting with its taxable year ended December 31, 1993, the Company has elected under Section 856(c) of the Internal Revenue Code of 1986, as amended (the “Code”), to be taxed as a real estate investment trust (“REIT”), and such election has not been revoked or terminated. The Company has qualified as a REIT for its taxable years ended December 31, 1993 through December 31, 2003 and the Company has operated and intends to continue to operate so as to qualify as a REIT thereafter.

     (xx) Starting with its taxable year ended December 31, 1996, JDN has elected under Section 856(c) of the Code to be taxed as a REIT, and such election has not been revoked or terminated. JDN has qualified as a REIT for its taxable years ended December 31, 1996 through December 31, 2003 and JDN has operated and intends to continue to operate so as to qualify as a REIT thereafter.

     (xxi) Neither the Company nor any of its subsidiaries is required to be registered as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).

     (xxii) Neither the Company nor any of its subsidiaries is required to own or possess any trademarks, service marks, trade names or copyrights in order to conduct the business now operated by them.

     (xxiii) There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement.

     (xxiv) None of the Company or any of its subsidiaries or any of the officers, directors, trustees or partners thereof has taken nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Underwritten Securities, Common Shares issuable upon conversion of any of the Preferred Shares or facilitation of the sale or resale of the Underwritten Securities.

     (xxv) If applicable and unless otherwise provided in Exhibit A hereto, the Underwritten Securities will be approved for listing on the New York Stock Exchange (“NYSE”) as of the Closing Time.

     (xxvi) (A) The Company or its subsidiaries have good and marketable title or leasehold interest, as the case may be, to the portfolio properties (the “Portfolio Properties”) described in the Prospectus (or documents incorporated by reference therein) as being owned by the Company or its subsidiaries (except with respect to properties described in the Prospectus or documents incorporated by reference therein as being held by the Company through joint ventures), in each case free and clear of all liens, encumbrances, claims, security interests and defects (collectively, “Defects”), except such as do not materially adversely affect the value of such property or interests and do not materially interfere with the use made and proposed to be made of such property or interests by the Company or such subsidiaries, as the case may be; (B) the joint venture interest in each property described in the Prospectus (or documents incorporated by reference therein), as being held by the Company through a joint venture, is owned free and clear of all Defects except for such Defects that will not have a material adverse effect on the business, earnings or business prospects of the Company and its subsidiaries considered as one enterprise; (C) all liens, charges, encumbrances, claims or restrictions on or affecting the properties and assets of the Company or its subsidiaries which are required to be disclosed in the Prospectus are disclosed therein; (D) none of the Company, its subsidiaries or, to the best of the Company’s knowledge, any lessee of any of the Portfolio Properties is in default under any of the leases governing the Portfolio Properties and the Company does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; (E) no tenant under any of the leases pursuant to which the Company or its subsidiaries leases any of the Portfolio Properties has an option or right of first refusal to purchase the premises demised under such lease except for (i) Kmart Corporation, (ii) the tenants at the Portfolio Property located in Solon, Ohio, (iii) as otherwise described in the Prospectus (or documents incorporated by reference therein) and (iv) such other options or rights of first refusal that, if exercised, would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; (F) each of the Portfolio Properties complies with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and (G) the Company does not have knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the Portfolio Properties, except such proceedings or actions that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

     (xxvii) The Company or its subsidiaries have title insurance on each of the Portfolio Properties (except with respect to each property described in the Prospectus (or documents incorporated by reference therein) as held by the Company through a joint venture) in an amount at least equal to the greater of (A) the cost of acquisition of such Portfolio Property and (B) the cost of construction of the improvements located on such Portfolio Property except, in each case, where the failure to maintain such title insurance would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; the joint venture owning each property described in the Prospectus (or documents incorporated by reference therein) as held by the Company through a joint venture has title insurance on such property in an amount at least equal to the greater of (A) the cost of acquisition of such Portfolio Property by such joint venture and (B) the cost of construction of the improvements located on such Portfolio Property, except in each case, where the failure to maintain such title insurance would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise. It is understood that the Company does not currently have title insurance with respect to fifteen (15) of the properties acquired in connection with its merger with JDN.

     (xxviii) The mortgages and deeds of trust encumbering the Portfolio Properties are not convertible and neither the Company nor any of its subsidiaries hold a participating interest therein and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned by the Company or its subsidiaries.

     (xxix) The Company has no knowledge of (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, “Hazardous Materials”) on any of the Portfolio Properties or of (b) any unlawful spills, releases, discharges or disposals of Hazardous Materials that have occurred or are presently occurring from the Portfolio Properties as a result of any construction on or operation and use of the Portfolio Properties, which presence or occurrence would materially adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise. In connection with the construction on or operation and use of the Portfolio Properties, the Company represents that, as of the date of this Agreement, the Company has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials that would have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

     (xxx) No relationship, direct or indirect, exists between or among any of the Company or its subsidiaries, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or its subsidiaries, on the other hand, which is required by the 1933 Act, the 1934 Act, the 1933 Act Regulations or the 1934 Act Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus.

     (xxxi) The Company and its subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (b) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at the applicable Representation Date subsequent thereto.

     3. Purchase by, and Sale and Delivery to, Underwriters. (a) The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

     (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company may grant, if so provided in the applicable Terms Agreement relating to the Initial Underwritten Securities, an option to the Underwriters named in such Terms Agreement, severally and not jointly, to purchase up to the number of Option Securities set forth therein at the same price per Option Security as is applicable to the Initial Underwritten Securities less an amount equal to any dividend paid or payable on the Initial Underwritten Securities and not payable on the Option Securities. Such option, if granted, will expire 30 days (or such lesser number of days as may be specified in the applicable Terms Agreement) after the Representation Date relating to the Initial Underwritten Securities, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon notice by you to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time, date and place of delivery (a “Date of Delivery”) shall be determined by you, but shall not be later than ten full business days after the exercise of said option and not be earlier than two full business days after the exercise of said option, nor in any event prior to Closing Time, unless otherwise agreed upon by you and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Underwritten Securities each such Underwriter has severally agreed to purchase as set forth in the applicable Terms Agreement bears to the total number of Initial Underwritten Securities (except as otherwise provided in the applicable Terms Agreement).

     (c) Payment of the purchase price for, and delivery of, the Underwritten Securities to be purchased by the Underwriters shall be made at the office of Sidley Austin Brown & Wood llp, 787 Seventh Avenue, New York, New York 10019 by wire transfer in same-day funds, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M., Eastern time, on the date specified in the Terms Agreement (such time and date of payment and delivery being referred to herein as the “Closing Time”). In addition, in the event that any or all of the Option

Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates representing, such Option Securities, shall be made at the above-mentioned offices of Sidley Austin Brown & Wood llp, or at such other place as shall be agreed upon by you and the Company on each Date of Delivery as specified in the notice from you to the Company. Unless otherwise specified in the applicable Terms Agreement, payment shall be made to the Company by wire transfer in same-day funds payable against delivery to you for the respective accounts of the Underwriters for the Underwritten Securities to be purchased by them. The Underwritten Securities or, if applicable, the Depositary Receipts evidencing the Depositary Shares, shall be in such authorized denominations and registered in such names as you may request in writing at least one business day prior to the Closing Time or Date of Delivery, as the case may be. The Underwritten Securities, which may be in temporary form, will be made available for examination and packaging by you on or before the first business day prior to the Closing Time or the Date of Delivery, as the case may be.

     If authorized by the applicable Terms Agreement, the Underwriters named therein may solicit offers to purchase Underwritten Securities from the Company pursuant to delayed delivery contracts (“Delayed Delivery Contracts”) substantially in the form of Exhibit B hereto with such changes therein as the Company may approve. As compensation for arranging Delayed Delivery Contracts, the Company will pay to you at Closing Time, for the respective accounts of the Underwriters, a fee specified in the applicable Terms Agreement for each of the Underwritten Securities for which Delayed Delivery Contracts are made at the Closing Time as is specified in the applicable Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types described in the Prospectus. At the Closing Time, the Company will enter into Delayed Delivery Contracts (for not less than the minimum number of Underwritten Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate number of Underwritten Securities in excess of that specified in the applicable Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

     You shall submit to the Company, at least two business days prior to the Closing Time, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the number of Underwritten Securities to be purchased by each of them, and the Company will advise you, at least one business day prior to the Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the number of Underwritten Securities to be covered by each such Delayed Delivery Contract.

     The number of Underwritten Securities agreed to be purchased by the several Underwriters pursuant to the applicable Terms Agreement shall be reduced by the number of Underwritten Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by you to the Company; provided, however, that the total number of Underwritten Securities to be purchased by all Underwriters shall be the total number of Underwritten Securities covered by the applicable Terms Agreement, less the number of Underwritten Securities covered by Delayed Delivery Contracts.

     4. Covenants and Agreements of the Company. The Company covenants with the several Underwriters participating in the offering of Underwritten Securities that:

     (a) Immediately following the execution of the applicable Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the number of Underwritten Securities covered thereby and their terms not otherwise specified in the Prospectus or the applicable Warrant Agreement, if any, as the case may be, pursuant to which the Underwritten Securities are being issued, the names of the Underwriters participating in the offering and the number of Underwritten Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Underwritten Securities are to be purchased by the Underwriters from the Company, the initial public offering price, if any, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Underwritten Securities; and the Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations.

     (b) The Company will advise you promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued. The Company will advise you promptly of the transmittal to the Commission for filing of any Prospectus Supplement or other supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act. The Company will advise you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information.

     (c) If the Company elects to rely on Rule 434 under the 1933 Act Regulations, the Company will prepare an abbreviated term sheet that complies with the requirements of Rule 434 under the 1933 Act Regulations and the Company will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such number as the Underwriters may reasonably request, and file or transmit for filing with the Commission the form of Prospectus complying with Rule 434(c)(2) of the 1933 Act in accordance with Rule 424(b) of the 1933 Act by the close of business in New York on the business day immediately succeeding the date of the Terms Agreement.

     (d) At any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, the Company will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and will furnish you with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing, and will not file any such amendment or supplement or other documents in a form to which you or counsel for the Underwriters shall reasonably object in writing or which is not in material compliance with the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, as applicable.

     (e) The Company will deliver to each Underwriter a signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith and documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act) and will also deliver to such Underwriter a conformed copy of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated by reference but without exhibits).

     (f) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.

     (g) If at any time after the effective date of the Registration Statement when a prospectus relating to the Underwritten Securities is required to be delivered under the 1933 Act or the 1934 Act any event relating to or affecting the Company occurs as a result of which the Prospectus or any other prospectus as then in effect would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or the Prospectus to comply with the 1933 Act or the 1934 Act, the Company will promptly notify you thereof and will amend or supplement the Registration Statement or the Prospectus to correct such statement or omission whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

     (h) The Company will cooperate with the Underwriters to enable the Underwritten Securities, the Warrant Securities, if any, and the Common Shares issuable upon conversion of the Preferred Shares or the Depositary Shares, if any, to be qualified for sale under the securities laws and real estate syndication laws of such jurisdictions as you may designate and at the request of the Underwriters will make such applications and furnish such information as may be required of it as the issuer of the Underwritten Securities, the Warrant Securities, if any, and the Common Shares issuable upon conversion of the Preferred Shares or the Depositary Shares, if any, for that purpose; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such jurisdiction. The Company will, from time to time, prepare and file such statements and reports as are or may be required of it as the issuer of the Underwritten Securities, the Warrant Securities, if any, and the Common Shares issuable upon conversion of the Preferred Shares or the Depositary Shares, if any, to continue such qualifications in effect for so long a period as the Underwriters may reasonably request for the distribution of the Underwritten Securities; and in each jurisdiction in which the Underwritten Securities, the Warrant Securities, if any, and the Common Shares issuable upon conversion of the Preferred Shares or the Depositary Shares, if any, have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Underwritten Securities, the Warrant Securities, if any, and the Common

Shares issuable upon conversion of the Preferred Shares or the Depositary Shares, if any; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction where it is not so qualified.

     (i) With respect to each sale of Underwritten Securities, the Company will make generally available to its security holders as soon as practicable, but in any event no later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) which will be in reasonable detail (but which need not be audited) and which will comply with Section 11(a) of the 1933 Act covering a period of at least twelve months beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in said Rule 158) of the Registration Statement.

     (j) The Company will furnish to its shareholders annual reports containing financial statements certified by independent public accountants and with quarterly summary financial information in reasonable detail which may be unaudited. During the period of five years from the date hereof, the Company will deliver to you and, upon request, to each of the other Underwriters, (i) copies of each annual report of the Company and each other report furnished by the Company to its shareholders; and will deliver to you, (ii) as soon as they are available, copies of any other reports (financial or other) which the Company shall publish or otherwise make available to any of its security holders as such, and (iii) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange. In the event the Company has active subsidiaries, such financial statements will be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally. Separate financial statements shall be furnished for all subsidiaries whose accounts are not consolidated but which at the time are significant subsidiaries as defined in the 1933 Act Regulations.

     (k) The Company will use the net proceeds received by it from the sale of Underwritten Securities in the manner specified in the Prospectus under “Use of Proceeds.”

     (l) The Company will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code for the taxable year in which sales of the Underwritten Securities are to occur, unless otherwise specified in the Prospectus.

     (m) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, will file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

     (n) If the Preferred Shares or Depositary Shares are convertible into Common Shares or if Warrants are issued, the Company will reserve and keep available at all times, free of preemptive rights or other similar rights, a sufficient number of Common Shares or Preferred Shares, as the case may be, for the purpose of enabling the Company to satisfy any obligations to issue such shares upon conversion of the Preferred Shares or the Depositary Shares, as the case may be, or upon exercise of the Warrants.

     (o) If the Preferred Shares or Depositary Shares are convertible into Common Shares or if Warrants are exercised, the Company will use its best efforts to list the Common Shares issuable upon conversion of the Preferred Shares or Depositary Shares or upon exercise of the Warrants on the NYSE or such other national exchange on which the Company’s Common Shares are then listed.

     5. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement or the applicable Terms Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities and the Warrant Securities, if any, under the 1933 Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities and the Warrant Securities, if any, to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities and the Warrant Securities, if any, under state securities laws and all expenses in connection with the qualification of the Securities and the Warrant Securities, if any, for offer and sale under state securities laws and real estate syndication laws as provided in Section 4(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities and the Warrant Securities, if any, by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Securities and the Warrant Securities, if any, and all costs and expenses incident to listing the Securities and the Warrant Securities, if any, on the NYSE, (vi) the cost of printing certificates representing the Securities and the Warrant Securities, if any, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities and the Warrant Securities, if any, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 6 entitled “Indemnity and Contribution,” and Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Underwritten Securities by them and any advertising expenses connected with any offers they may make.

     6. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party does not promptly retain counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party reasonably concludes that the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated in the case of parties indemnified pursuant to Section 6(a), and by the Company, in the case of parties indemnified pursuant to Section 6(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless (i) such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Underwritten Securities or (ii) if the allocation provided by clause 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Underwritten Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Underwritten Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Price to Public of the Underwritten Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective number of Underwritten Securities they have purchased hereunder, and not joint.

     (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the

Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f) The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Underwritten Securities.

     7. Survival of Indemnities, Representation, Warranties, etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company, and the several Underwriters, as set forth in this Agreement or the applicable Terms Agreement or made by them respectively, pursuant to this Agreement or the applicable Terms Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of their officers or directors or any controlling person, and shall survive delivery of and payment for the Underwritten Securities.

     8. Conditions of Underwriters’ Obligations. The respective obligations of the several Underwriters to purchase Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy, at and (except as otherwise stated herein) as of the date hereof, the Representation Date, Closing Time and at each Date of Delivery, of the representations and warranties made herein by the Company, to the accuracy of the statements of the Company’s officers or directors in any certificate furnished pursuant to the provisions hereof, to compliance at and as of such Closing Time and at each Date of Delivery by the Company, with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to such Closing Time, or Date of Delivery, as the case may be, and to the following additional conditions:

     (a) At Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or you, threatened by the Commission, (ii) if Preferred Shares or Depositary Shares are being offered, the rating assigned by any nationally recognized statistical rating organization to any preferred shares of the Company as of the date of the applicable Terms Agreement shall not have been lowered since such date nor shall any such rating organization have publicly announced that it has placed any preferred shares of the Company on what is commonly termed a “watch list” for possible downgrading, and (iii) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to purchasers of the Underwritten Securities, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading.

     (b) At the time of execution of the applicable Terms Agreement, you shall have received from PricewaterhouseCoopers llp a letter, dated the date of such execution, in form and substance satisfactory to you, to the effect that:

     (i) they are independent accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the consolidated financial statements and supporting schedules of the Company included or incorporated by reference in the Registration Statement and the Prospectus and covered by their opinions therein comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act, and the related published rules and regulations; (iii) it is their opinion that the financial statements of the properties acquired or proposed to be acquired by the Company included in or incorporated by reference in the Company’s Registration Statement and covered by their opinions therein comply as to form with the applicable financial statement requirements of Rule 3-14 of the 1934 Act with respect to real estate operations acquired or to be acquired; (iv) they have performed limited procedures, not constituting an audit, including a reading of the latest available unaudited interim consolidated financial statements of the Company and its subsidiaries, a reading of the minute books of the Company and its subsidiaries, inquiries of certain officials of the Company and its subsidiaries who have responsibility for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such limited review and procedures nothing came to their attention that caused them to believe that (A) the unaudited interim consolidated financial statements and financial statement schedules, if any, of the Company included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the related published rules and regulations thereunder or that any material modification should be made to the unaudited condensed interim financial statements included in or incorporated by reference in the Registration Statement and the Prospectus for them to be in conformity with GAAP, (B) the unaudited pro forma condensed financial statements included in or incorporated by reference in the Company’s Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X under the 1933 Act or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements, (C) the information included or incorporated by reference in the Registration Statement and the applicable Prospectus under the caption “Selected Consolidated Financial Data” did not conform in all material respects with the disclosure requirements of item 301 of Regulation S-K, or (D) at a specified date not more than three days prior to the date of the applicable Terms Agreement, there has been any change in the capital shares of the Company or increase in the consolidated total debt of the Company or any decrease in total consolidated shareholders’ equity of the Company, as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or, during the period from the date of the most recent consolidated statement of operations of the Company included or incorporated by reference in the Registration Statement and the Prospectus to a specified date not more than three days prior to the date of the applicable Terms Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in total consolidated revenues, or in consolidated net income of the Company, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (v) in addition to the audit referred to in their opinions and the limited procedures referred to in clause (iv) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and the Prospectus and which are specified by you, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

     (c) At the time of execution of the applicable Terms Agreement, you shall have received from Ernst & Young llp a letter, dated the date of such execution, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the audited financial statements of JDN included in the Company’s Current Reports on Form 8-K, as filed with the Commission on January 20, 2004 and December 15, 2004 and such other information included or incorporated by reference in the Prospectus as may reasonably be requested.

     (d) At Closing Time, you shall have received from PricewaterhouseCoopers llp a letter, dated Closing Time, to the effect that such accountants reaffirm, as of Closing Time, and as though made on such Closing Time, the statements made in the letter furnished by such accountants pursuant to paragraph (b) of this Section 8, except that the specified date will be a date not more than three days prior to the Closing Time.

     (e) At Closing Time, you shall have received from Ernst & Young llp a letter, dated Closing Time, to the effect that such accountants reaffirm, as of Closing Time, and as though made on such Closing Time, the statements made in the letter furnished by such accountants pursuant to paragraph (c) of this Section 8.

     (f) At Closing Time, you shall have received from Baker & Hostetler llp, counsel for the Company, an opinion, dated as of Closing Time, to the effect that:

     (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Ohio.

     (ii) The Company has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

     (iii) The Company is duly qualified to transact business and is in good standing in each jurisdiction in which it owns real property except where the failure to qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

     (iv) If the Company has one or more significant subsidiaries, as defined in Rule 405 of the 1933 Act (each a “Significant Subsidiary”), each Significant Subsidiary has been duly incorporated or formed and is validly existing as a corporation, partnership, limited liability company or real estate investment trust in good standing or in full force and effect under the laws of the jurisdiction of its incorporation or formation, has corporate, partnership, limited liability company or real estate investment trust power and authority to own, lease and operate its properties and to conduct its business, and is duly qualified as a foreign corporation, partnership, limited liability company or real estate investment trust to transact business and is in good standing or full force and effect in each jurisdiction in which it owns real property, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise.

     (v) The number of issued and outstanding capital shares of the Company is as set forth in the Prospectus under “Capitalization” and the outstanding capital shares have been duly authorized, validly issued, fully paid and non-assessable. All of the issued and outstanding capital stock of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, to the best of such counsel’s knowledge, are owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

     (vi) The Underwritten Securities being sold pursuant to the applicable Terms Agreement and, if applicable, the deposit of the Preferred Shares in accordance with the provisions of a Deposit Agreement, have been duly and validly authorized by all necessary corporate action and such Underwritten Securities have been duly authorized for issuance and sale pursuant to this Agreement and such Underwritten Securities, when issued and delivered pursuant to this Agreement against payment of the consideration therefor specified in the applicable Terms Agreement or the Delayed Delivery Contracts, the Underwritten Securities will be validly issued, fully paid and non-assessable.

     (vii) The issuance of the Underwritten Securities is not subject to preemptive or other similar rights arising by operation of law or under the Company’s Articles of Incorporation or Code of Regulations or, to the best of their knowledge, otherwise.

     (viii) If applicable, the Warrants have been duly authorized and, when issued and delivered pursuant to this Agreement and countersigned by the Warrant Agent as provided in the Warrant Agreement, will have been duly executed, countersigned, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Warrant Agreement under which they are to be issued except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting enforcement of creditors’ rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (ix) If applicable, the Common Shares issuable upon conversion of any of the Preferred Shares or Depositary Shares or upon the exercise of the Warrant Securities, have been duly and validly authorized and reserved for issuance upon such exercise by all necessary corporate action and such shares, when issued upon such exercise, will be duly and validly issued and will be fully paid and non-assessable, and the issuance of such shares upon such exercise will not be subject to preemptive or other similar rights arising by operation of law or, to the best of such counsel’s knowledge, otherwise.

     (x) The applicable Warrant Agreement, if any, and the applicable Deposit Agreement, if any, have been duly authorized, executed and delivered by the Company, and (assuming due authorization, execution and delivery by the Warrant Agent in the case of the Warrant Agreement, and the Preferred Shares Depositary, in the case of the Deposit Agreement) constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting enforcement of creditors’ rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Warrant Agreement, if any, and the Deposit Agreement, if any, each conforms in all material respects to all statements relating thereto contained in the Prospectus.

     (xi) If applicable, upon execution and delivery thereof pursuant to the terms of the Deposit Agreement, the persons in whose names the Depositary Receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement.

     (xii) Each of this Agreement, the applicable Terms Agreement and the Delayed Delivery Contracts, if any, has been duly authorized, executed and delivered by the Company.

     (xiii) The Registration Statement is effective under the 1933 Act and, to the best of their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

     (xiv) The Registration Statement and the Prospectus (other than the financial statements, related schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or the Prospectus, as to which no opinion need be rendered) as of their respective effective or issue dates, comply as to form in all material respects with the requirements for registration statements on Form S-3 under the 1933 Act and the 1933 Act Regulations. If applicable, the Rule 434 Prospectus conforms to the requirements of Rule 434 of the 1933 Act Regulations in all material respects.

     (xv) Each document filed pursuant to the 1934 Act (other than the financial statements, related schedules and other financial and statistical data included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

     (xvi) If applicable, the relative rights, preferences, interests and powers of the Preferred Shares or Depositary Shares, as the case may be, are as set forth in the Articles of Incorporation relating thereto, and all such provisions are valid under Ohio Law; and, as applicable, the form of certificate used to evidence the Preferred Shares being represented by the Depositary Shares and the form of certificate used to evidence the related Depositary Receipts are in due and proper form under Ohio Law and comply with all applicable statutory requirements.

     (xvii) The Underwritten Securities, the Warrant Securities, and the Common Shares issuable upon conversion of the Preferred Shares or Depositary Shares, if applicable, conform in all material respects to the statements relating thereto contained in the Prospectus.

     (xviii) Nothing has come to such counsel’s attention that would lead it to believe that the Registration Statement or any amendment thereto (other than the financial statements, related schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need express no belief), at the time it became effective or at the time an Annual Report on Form 10-K was filed by the Company with the Commission (whichever is later), or at the Representation Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the

Prospectus or any amendment or supplement thereto (other than the financial statements, related schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need express no belief), at the Representation Date or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (xix) To the best of their knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those disclosed therein, and, to the best of their knowledge, all pending legal or governmental proceedings to which the Company or its Significant Subsidiaries is a party or of which any of the property of the Company or its subsidiaries is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the business of the Company and its subsidiaries considered as one enterprise.

     (xx) To the best of their knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct in all material respects.

     (xxi) No authorization, approval or consent of any court or governmental authority or agency is required that has not been obtained in connection with the consummation by the Company of the transactions contemplated by this Agreement, the applicable Terms Agreement, the applicable Deposit Agreement, if any, or the applicable Warrant Agreement, if any, except such as may be required under the 1933 Act, the 1934 Act, and state securities laws or Blue Sky laws or real estate syndication laws; to the best of their knowledge, the execution and delivery of this Agreement and the Terms Agreement, and the Deposit Agreement, and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder will not (A) constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any Significant Subsidiary is a party or by which they may be bound or to which any of the property or assets of the Company or any Significant Subsidiary is subject, except where such breach, default, creation or imposition would not have a material adverse effect on the condition, financial or otherwise, nor will such action (B) result in violation of the provisions of the Articles of Incorporation, Partnership Agreement, Code of Regulations or Operating Agreement of the Company or any Significant Subsidiary or any applicable law, administrative regulation or administrative or court order or decree.

     (xxii) Neither the Company nor any Significant Subsidiary is required to be registered under the 1940 Act.

     (xxiii) The information in the Prospectus, if applicable, under the captions “Description of Common Shares,” “Description of Common Share Warrants,” “Description of Preferred Shares,” “Description of Depositary Shares,” “Certain Anti-Takeover Provisions of Ohio Law” and “Certain Federal Income Tax Considerations,” and, if applicable, any similar matters set forth in the Prospectus Supplement under a caption or captions to be set forth in such opinion, to the extent that it constitutes matters of law or legal conclusions, has been reviewed by them and is correct in all material respects.

     (xxiv) The Company has qualified as a REIT for its taxable years ended December 31, 1993, 1994, 1995, 1996, 1997, 1998, 1999, 2000, 2001, 2002 and 2003 and the Company is organized and operates in a manner that will enable it to qualify to be taxed as a REIT under the Code for the taxable year ending December 31, 2004 and thereafter provided the Company continues to meet the asset composition, source of income, shareholder diversification, distributions, record keeping, and other requirements of the Code which are necessary for the Company to qualify as a REIT.

     (xxv) The Puerto Rico Portfolio Agreements have been duly authorized, executed and delivered by the Company, and constitute valid and legally binding agreements of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law); to the best of their knowledge, compliance by the Company with its obligations thereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or Code of Regulations or, to the best of such counsel’s knowledge, any law, administrative regulation or administrative or court order or decree; no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by the Puerto Rico Portfolio Agreements, except such as has been obtained or are contemplated; and statements in the Prospectus relating to the Puerto Rico Portfolio Agreements are correct in all material respects.

     (g) At Closing Time, you shall have received from Sidley Austin Brown & Wood llp, counsel for the Underwriters, their opinion or opinions dated Closing Time with respect to the matters set forth in (i), (vi), (vii) (only as to operation of law), (viii) to

(xiv) and (xvi) to (xviii) of subsection (f) of this Section, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

     In giving their opinions, Sidley Austin Brown & Wood llp may rely as to matters involving the laws of the State of Ohio upon the opinion of Baker & Hostetler llp, and Baker & Hostetler llp may rely as to matters involving the laws of the State of New York upon the opinion of Sidley Austin Brown & Wood llp. Baker & Hostetler llp and Sidley Austin Brown & Wood llp may rely (i) as to the qualification of the Company or its subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials, telephonic confirmation by representatives of such states or confirmation from information contained on the websites of such states and (ii) as to matters of fact, upon certificates and written statements of officers and employees of and accountants for the Company or its subsidiaries.

     (h) Subsequent to the execution and delivery of this Agreement and the Terms Agreement and prior to the Closing Time:

     (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act; and

     (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Underwritten Securities on the terms and in the manner contemplated in the Prospectus.

     (i) At the Closing Time (i) the Registration Statement and the Prospectus shall contain all statements which are required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations and neither the Registration Statement nor the Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries which would be required to be set forth in the Registration Statement and the Prospectus other than as set forth therein, (ii) there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise or in its earnings, business affairs or business prospects, whether or not arising in the ordinary course of business, from that set forth in the Registration Statement and the Prospectus, (iii) no proceeding shall be pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries before or by any Federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, financial condition or income of the Company and its subsidiaries considered as one enterprise other than as set forth in the Registration Statement and the Prospectus, (iv) neither the Company nor any of its subsidiaries shall be in default in the performance or observance of any contract to which it is a party, except such defaults that would not have a material adverse effect on the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, (v) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceeding therefor shall have been instituted or threatened by the Commission and (vi) you shall have received at Closing Time a certificate of the Chairman and Chief Executive Officer or the President and Chief Operating Officer and the Chief Financial Officer of the Company, dated as of Closing Time, evidencing compliance with the provisions of this subsection (i). As used in this subsection (i), the term “Prospectus” means the Prospectus in the form first used to confirm sales of the Underwritten Securities.

     (j) You shall have received certificates, dated Closing Time, of the Chairman and Chief Executive Officer or the President and Chief Operating Officer and the Chief Financial Officer of the Company to the effect that the representations and warranties of the Company contained in Section 2(a) are true and correct with the same force and effect as though expressly made at and as of Closing Time.

     (k) At the time the Agreement and the applicable Terms Agreement are executed, you shall have received a letter agreement from each executive officer and director of the Company, substantially in the form attached as Annex I hereto.

     (l) The Company shall have furnished to you such additional certificates as you may have reasonably requested as to the accuracy, at and as of Closing Time, of the representations and warranties made herein by them, as to compliance, at and as of Closing Time, by them with their covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to Closing Time, and as to other conditions to the obligations of the Underwriters hereunder.

     (m) In the event the Underwriters exercise their option provided in a Terms Agreement as set forth in Section 3 hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and you shall have received:

     (i) A letter from PricewaterhouseCoopers llp in form and substance satisfactory to you and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to you pursuant to Section 8(b), except that the specified date in the letter furnished pursuant to this Section 8(m)(i) shall be a date not more than three days prior to such Date of Delivery.

     (ii) A letter from Ernst & Young llp in form and substance satisfactory to you and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to you pursuant to Section 8(c).

     (iii) The opinion of Baker & Hostetler llp, counsel for the Company, in form and substance satisfactory to Sidley Austin Brown & Wood llp, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 8(f).

     (iv) The opinion of Sidley Austin Brown & Wood llp, counsel for the Underwriters, dated such Date of Delivery, relating to the Options Securities and otherwise to the same effect as the opinion required by Section 8(g).

     (v) A certificate, dated such Date of Delivery, of the Chairman and Chief Executive Officer or the President and Chief Operating Officer and the Chief Financial Officer of the Company confirming that the certificate or certificates delivered at Closing Time pursuant to Section 8(i)(vi) remains or remain true as of such Date of Delivery.

     (vi) Such additional certificates, dated such Date of Delivery, as you may have reasonably requested pursuant to Section 8(l).

     If any of the conditions hereinabove provided for in this Section shall not have been satisfied when and as required to be satisfied, the applicable Terms Agreement may be terminated by you by notifying the Company of such termination in writing or by telegram at or prior to Closing Time, but you shall be entitled to waive any of such conditions.

     9. Termination. (a) This Agreement (excluding the applicable Terms Agreement) may be terminated for any reason at any time by the Company or by you upon the giving of 30 days’ written notice of such termination to the other party hereto.

     (b) This Agreement and the Terms Agreement shall be subject to termination by notice given by you to the Company, if after the execution and delivery of this Agreement and the Terms Agreement and prior to the Closing Time (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the NYSE, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services has occurred in the United States, or (iv) there shall have occurred any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable or inadvisable to market the Underwritten Securities on the terms and in the manner contemplated in the Prospectus. As used in this Section 9(b), the term “Prospectus” means the Prospectus in the form first used to confirm sales of the Underwritten Securities.

     (c) In the event of any such termination, the covenants set forth in Section 4 with respect to any offering of Underwritten Securities shall remain in effect so long as any Underwriter owns any such Underwritten Securities purchased from the Company pursuant to the applicable Terms Agreement.

     10. Reimbursement of Underwriters. Notwithstanding any other provisions hereof, if this Agreement or the applicable Terms Agreement shall be terminated by you under Section 8, Section 9 or Section 12, the Company will bear and pay the expenses specified in Section 5 hereof and, in addition to their obligations pursuant to Section 6 hereof, the Company will reimburse the reasonable out-of-pocket expenses of the several Underwriters (including reasonable fees and disbursements of counsel for the Underwriters) incurred in connection with this Agreement or the applicable Terms Agreement and the proposed purchase of the Underwritten Securities, and promptly upon demand, the Company will pay such amounts to you for and on behalf of such Underwriter. In addition, the provisions of Section 6 shall survive any such termination.

     11. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or the relevant Date of Delivery, as the case may be, to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the “Defaulted Securities”), then you shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, you shall not have completed such arrangements within such 36-hour period, then:

(a)	if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Terms Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)	if the number of Defaulted Securities exceeds 10% of the number of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, such Terms Agreement (or, with respect to the Underwriters’ exercise of any applicable over-allotment option for the purchase of Option Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase, and the Company to sell, such Option Securities on such Date of Delivery) shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in (i) a termination of the applicable Terms Agreement or (ii) in the case of a Date of Delivery after the Closing Time, a termination of the obligations of the Underwriters and the Company with respect to the related Option Securities, as the case may be, either you or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

     12. Default by the Company. If the Company shall fail at Closing Time to sell and deliver the total number of Underwritten Securities which it is obligated to sell pursuant to the applicable Terms Agreement, then such agreement shall terminate without any liability on the part of any non-defaulting party, other than obligations under Section 10 hereof. No action taken pursuant to this Section 12 shall relieve the Company from liability, if any, in respect of such default.

     13. Notices. All communications hereunder shall be in writing and, if sent to the Underwriters shall be mailed, delivered or telecopied and confirmed to you c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Coverage, except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address furnished by you or if sent to the Company shall be mailed, delivered or telegraphed and confirmed at 3300 Enterprise Parkway, Beachwood, Ohio 44122, Attention: Scott A. Wolstein, Chairman and Chief Executive Officer.

     14. Successors. This Agreement and the applicable Terms Agreement shall inure to the benefit of and be binding upon you and the Company and any Underwriter who becomes a party to such Terms Agreement, the Company and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement or the applicable Terms Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement or such Terms Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the 1933 Act, and the indemnities given by the several Underwriters shall also be for the benefit of each director of the Company, each of the Company’s officers who has signed the Registration Statement and the person or persons, if any, who control the Company within the meaning of Section 15 of the 1933 Act.

     15. Applicable Law. This Agreement and the applicable Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state. Specified times of day refer to Eastern time.

     16. Counterparts. This Agreement and the applicable Terms Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

Very truly yours,

DEVELOPERS DIVERSIFIED REALTY CORPORATION

	By:	/s/ William H. Schafer

Name: William H. Schafer
Title: Senior Vice President and Chief
Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

By:	/s/ William L. Blais

Morgan Stanley & Co. Incorporated William L. Blais,
Managing Director

Annex 1

December 15, 2004

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Re:	Developers Diversified Realty Corporation – Lock-Up Agreement

Ladies and Gentlemen:

     We refer to the Underwriting Agreement and related Terms Agreement (together, the “Underwriting Agreement”), dated December 15, 2004, between Developers Diversified Realty Corporation, an Ohio corporation (the “Company”), and you as the Underwriter (the “Underwriter”) named therein, relating to the underwritten public offering (the “Offering”) of Common Shares, without par value, (the “Shares”), of the Company. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Underwriting Agreement.

     In consideration of the agreement by the Underwriter to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date thirty (30) days after the date of the final Prospectus covering the public offering of the Shares, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Common Shares of the Company, or any options or warrants to purchase any Common Shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive Common Shares of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Commission (collectively, the “Undersigned’s Shares”).

     The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

     Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of Morgan Stanley & Co. Incorporated. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

     Also, notwithstanding the foregoing, if (1) during the last 17 days of the Lock-up Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-up Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then the Lock-up Period will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if the Underwriter publishes or distributes any research regarding the earnings results, material news or material event, and such research is compliant under Rule 139 of the Securities Act of 1933, as amended, and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M under the Exchange Act.

     The undersigned understands that the Company and the Underwriter are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

     This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

     Delivery of a signed copy of this letter by telecopier or facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,

Print Name:

2

Exhibit A

DEVELOPERS DIVERSIFIED REALTY CORPORATION
(an Ohio corporation)

Common Shares

TERMS AGREEMENT

Dated: December 15, 2004

To:	Developers Diversified Realty Corporation 3300 Enterprise Parkway Beachwood, Ohio 44122

Attention:	Mr. Scott A. Wolstein Chairman and Chief Executive Officer

Ladies and Gentlemen:

     We (the “Underwriter”) understand that Developers Diversified Realty Corporation, an Ohio corporation (the “Company”), proposes to issue and sell the number of its Common Shares, without par value, set forth below (such Common Shares being hereinafter also referred to as the “Underwritten Securities”). Subject to the terms and conditions set forth or incorporated by reference herein, the Underwriter offers to purchase the number of Initial Underwritten Securities (as defined in the Underwriting Agreement referenced below) set forth below opposite its name.

Number of Shares
of Initial
Underwriter	Underwritten Securities

The Underwritten Securities shall have the following terms:

Title of Securities: Common Shares, without par value
Number of Shares: 5,450,000
Public offering price per share: $45.15
Purchase price per share: $45.13
Number of Option Securities, if any, that may be purchased by the Underwriters: 817,500

Price of Option Securities:	The price per Option Security, if any, purchased by the Underwriter will be equal to the purchase price per Initial Underwritten Security ($45.13), less an amount equal to any dividend paid or payable on the Initial Underwritten Securities that shall not be payable on the Option Securities (a “Pre-Issuance Dividend”), plus, if any portion of the Option Securities are delivered after December 27, 2004 (or other date for determining the holders of record of Common Shares entitled to receive a Pre-Issuance Dividend), an amount equal to the product of: (A/360) x 4.52% x $45.13 x B, where “A” equals the number of days between December 27, 2004 (or such other Pre-Issuance Dividend record date) and the respective Date of Delivery and “B” equals the number of Option Securities that are delivered on such Date of Delivery.

Delayed Delivery Contracts: not authorized

Terms of Lock-up:	The Company will not, for 30 days from the date of the Prospectus Supplement, except with the prior written consent of Morgan Stanley & Co. Incorporated, (a) sell, offer for sale, issue, distribute or otherwise dispose of any of its equity securities (except for Common Shares issued (i) pursuant to the Company’s Dividend Reinvestment Plan, (ii) upon the exercise of stock options or pursuant to other employee benefit plans, (iii) upon the conversion of outstanding securities that are convertible into common shares and upon the exercise of outstanding warrants or (iv) in connection with the acquisition of real property assets or interests in entities holding such assets), (b) sell or grant options, rights or warrants with respect to any of its equity securities (other than the grant of options to its directors or pursuant to the Company’s Stock Option Plan or pursuant to other employee benefit plans or in connection with the acquisition of real property assets or interests in entities holding such assets), or (c) register for sale under the 1933 Act any of its equity securities (other than Common Shares to be issued pursuant to the Company’s Dividend Reinvestment Plan or pursuant to the exercise of stock options or other employee benefit plans or in connection with the acquisition of real property assets or interests in entities holding such assets (including Common Shares to be issued pursuant to the registration rights of an existing unitholder who previously received such units in exchange for real property assets contributed to the Company)).

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of Morgan Stanley & Co. Incorporated. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

Also notwithstanding the foregoing, if (1) during the last 17 days of the Lock-up Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-up Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then the Lock-up Period will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if the Underwriter publishes or distributes any research regarding the earnings results, material news or material event, and such research is compliant under Rule 139 of the Securities Act of 1933, as amended, and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M under the Exchange Act.

In addition, at the time the Underwriting Agreement and this Agreement are executed, Morgan Stanley & Co. Incorporated shall have received a letter agreement from each executive officer and director of the Company, substantially in the form attached as Annex 1 to the Underwriting Agreement.

Other terms:	The Company hereby agrees to obtain an exemption for any Person (as such term is defined in Section 4(a) of Division B of Article Fourth of the Articles of Incorporation) whose purchase of Common Shares in this offering would cause such Person to own Common Shares in excess of the Ownership Limit (as such term is defined in Section 4(a) of Division B of Article Fourth of the Articles of Incorporation) from the Ownership Limit; provided that all conditions precedent to granting such a waiver as provided in the Articles of Incorporation are met to the satisfaction of the Board of Directors.

Closing time, date and location: Sidley Austin Brown & Wood llp, 787 Seventh Avenue, New York, New York at 10:00 A.M., Eastern Time, on December 21, 2004.

     All the provisions contained in the document attached as Annex A hereto entitled “Developers Diversified Realty Corporation-Preferred Shares, Depositary Shares, Common Shares and Warrants to Purchase Common Shares-Underwriting Agreement Basic Provisions” are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

     Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

By:	/s/ William L. Blais

Morgan Stanley & Co. Incorporated William L. Blais,
Managing Director

Accepted:

DEVELOPERS DIVERSIFIED REALTY
CORPORATION

By:	/s/ William H. Schafer

Name: William H. Schafer
Title: Senior Vice President and Chief Financial Officer

Exhibit B

DEVELOPERS DIVERSIFIED REALTY CORPORATION
(an Ohio corporation)

[Title of Securities]

DELAYED DELIVERY CONTRACT

___________ __, 20__

Developers Diversified Realty Corporation
3300 Enterprise Parkway
Beachwood, Ohio 44122

Attention:	Mr. Scott A. Wolstein Chairman and Chief Executive Officer

Dear Sirs:

     The undersigned hereby agrees to purchase from Developers Diversified Realty Corporation (the “Company”), and the Company agrees to sell to the undersigned on    , 20   (the “Delivery Date”),

     of the Company’s [insert title of security] (the “Securities”), offered by the Company’s Prospectus dated    , 20   , as supplemented by its Prospectus Supplement dated    , 20   , receipt of which is hereby acknowledged at a purchase price of [$   ] [and, $  per Warrant, respectively] to the Delivery Date, and on the further terms and conditions set forth in this contract.

     Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds at the office of

      , on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

     The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company, on or before    , 20   , shall have sold to the Underwriters of the Securities (the “Underwriters”) such principal

B-1

amount of the Securities as is to be sold to them pursuant to the Terms Agreement dated                      , 20         between the Company and the Underwriters. The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payments for Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

     Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

     By the execution hereof, the undersigned represents and warrants to the Company that all necessary action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

     This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

     It is understood that the Company will not accept Delayed Delivery Contracts for a number of Securities in excess of                 and that the acceptance of any Delayed Delivery Contract is in the Company’s sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

B-2

     This Agreement shall be governed by the laws of the State of New York.

Yours very truly,

(Name of Purchaser)

By

(Title)

(Address)

Accepted as of the date first above written.

DEVELOPERS DIVERSIFIED REALTY CORPORATION

By:

(Title)

PURCHASER-PLEASE COMPLETE AT TIME OF SIGNING

     The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows: (Please print.)

Telephone No.
(including
Name	Area Code)

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